UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT                                                                                                   August 17, 2007

(DATE OF EARLIEST EVENT REPORTED)                                                                                                                        August 14, 2007

BOARDWALK PIPELINE PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3800 Frederica Street

Owensboro, Kentucky  42301

(Address of principal executive office)

(270) 926-8686

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Purchase Agreement

                On August 14, 2007, Boardwalk Pipeline Partners, LP, (the Partnership) announced that its wholly owned subsidiary, Gulf South Pipeline Company, LP ("Gulf South"), entered into a purchase agreement (the “Purchase Agreement”) with the underwriters named therein with respect to the issue and sale by Gulf South of $500 million aggregate principal amount of senior notes, consisting of $225 million aggregate principal amount of 5.75% senior notes due 2012 (the “5-year Notes”) and $275 million aggregate principal amount of 6.30% senior notes due 2017 (the “10-year Notes” or collectively with the 5-year Notes, the “Notes”). The Notes have been offered only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S. The Notes have not and will not be registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws. A copy of the Purchase Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. Closing of the offering occurred on August 17, 2007. Gulf South plans to use the proceeds from the offering to finance a portion of its expansion projects.

Indentures

The 5-year Notes and the 10-year Notes were issued pursuant to two indentures, each dated as of August 17, 2007 (the “Indentures”), between Gulf South, the other parties named therein and The Bank of New York Trust Company, N.A. as trustee.  A copy of each of the Indentures is filed herewith as Exhibits 4.1 and 4.2, respectively, to this report and is incorporated by reference herein.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item
As described above, on August 17, 2007, Gulf South completed its offering of $500 million in aggregate principal amount of the Notes. The Notes were not, and will not be, registered under the Act as described in Item 1.01 above.

Interest on the Notes will accrue from August 17, 2007. Gulf South will pay interest on the Notes semi-annually on February 15 and August 15 of each year, beginning on February 15, 2008, until the 5-year Notes mature on August 15, 2012 and the 10-year Notes mature on August 15, 2017. Gulf South may redeem some or all of the Notes at any time or from time to time pursuant to the terms of the Indenture.

The Indentures contain covenants that will limit the ability of Gulf South to, among other things, create liens, enter into sale-leaseback transactions, sell assets or merge with other entities. The Indentures do not restrict Gulf South from incurring additional indebtedness, paying distributions on its equity interests or purchasing or redeeming their equity interests, nor does it require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Indentures do not contain any provisions that would require Gulf South to repurchase or redeem or otherwise modify the terms of the Notes upon a change in control or other events involving Gulf South. Events of default under the Indentures include (i) a default in the payment of principal of the Notes or, following a period of 30 days, of interest, (ii) a breach of Gulf South’s covenants under the Indenture, (iii) certain events of bankruptcy, insolvency or liquidation involving Gulf South or its significant subsidiaries and (iv) any payment default or acceleration of indebtedness of Gulf South if the total amount of such indebtedness unpaid or accelerated exceeds $25 million.

Gulf South plans to use the net proceeds from the issuance of the Notes to finance a portion of its expansion projects.

The descriptions set forth above in Item 1.01 and this Item 2.03 are qualified in their entirety by the Purchase Agreement, the Indenture (including the forms of Note attached thereto) and related documents, copies of which are filed as exhibits to this report and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
Exhibit 1.1	Purchase Agreement dated August 14, 2007 among Citigroup Global Markets, Inc and Morgan Stanley & Co. Incorporated, as representatives of the initial purchasers, and Gulf South Pipeline Company, LP

Exhibit 4.1	Indenture dated August 17, 2007 between Gulf South Pipeline Company, LP and the Bank of New York Trust Company, N.A.

Exhibit 4.2	Indenture dated August 17, 2007 between Gulf South Pipeline Company, LP and the Bank of New York Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP

By: BOARDWALK GP, LP,
       its general partner

By: BOARDWALK GP, LLC,
       its general partner

By: /s/ Jamie L. Buskill
Jamie L. Buskill
Chief Financial Officer

Dated: August 17, 2007